Exhibit 10.8

TECHNICAL AND MANAGEMENT CONSULTING SERVICES AGREEMENT

This Technical and Management Consulting Services Agreement (the “Agreement”) is entered into on this 27th day of March, 2009 by and among Suzhou EZTripMart Business Services Co., Ltd., a wholly foreign-owned enterprise established in the People’s Republic of China (“China”) with its registered office at Suite 201, 1 Venture House, Modern Industrial Square Phase II, 333 Xing Pu Road, Suzhou Industrial Park, Suzhou, China (“EZT”); and Shanghai EZTripMart Travel Agency Co., Ltd., a limited liability company incorporated in the People’s Republic of China (“China” or “PRC”) with its registered office at 13/F, Taicang Road, Shanghai, China (the “Company”); and Shanghai Junli Air Service Co., Ltd., a limited liability company incorporated in China with its registered office at Suite 503, 394-8 Yan’an Road West, Shanghai, China and the sole shareholder of the Company (“Junli”). (Each of EZT, the Company and Junli is herein referred to as a “Party” and collective as the “Parties”).

WHEREAS:

1.

EZT engages, among other things, in the research and development of computer software and hardware technologies and the provision of related consulting services as well as the provision of management consulting services as set forth in more detail in its business license.

2.

The Company engages, among other things, in the business of travel products and services as set forth in more detail in its business license, including the operation of websites (the “Websites”) for providing travel products and services (the “Business”), and holds a travel agency license and a Value-Added Telecommunication Services License (collectively, “Licenses”).

3.

The Company wishes to engage EZT exclusively to provide, and EZT wishes to be so engaged by the Company to provide, certain technical and management consulting and other related services with respect to the Websites in accordance with this Agreement.

4.

Junli is the sole shareholder of the Company and is willing to, among other things, guarantee all of the Company’s payment obligations hereunder for the successful implantation of this Agreement.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree as follows:

1.

CERTAIN DEFINITIONS

In this Agreement:

“Advance” has the meaning given to such term in Section 2(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly owns a Controlling interest in, or exercises Control over, such Person, or in or over which such Person directly or indirectly owns a Controlling interest or exercises Control, or that is otherwise directly or indirectly under common ownership or Control with such Person.

“Agreement” has the meaning given to such term in the preamble.

“Business” has the meaning given to such term in Recital 2.

“Business Day” means any day when commercial banks are generally open for business in Shanghai, China.

“CIETAC” has the meaning given to such term in Section 11(b).

“Company” has the meaning given to such term in the preamble.

“Confidential Information” has the meaning given to such term in Section 10(b).

“Control” means having the power to direct or appoint the management of a company and “Controlled” or “Controlling” shall have correlative meanings.

“Dispute” has the meaning given to such term in Section 11.

“Dispute Notice” has the meaning given to such term in Section 11(a).

“Force Majeure” means any event that is beyond the Party’s reasonable control and cannot be prevented with reasonable care, including but not limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, lightning, war, epidemic, strikes or riot. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure.

“Group” has the meaning given to such term in Section 10(b).

“Governmental Authority” means any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of the assets or properties of any of the Parties.

“Indebtedness” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the benefit of such Person and all drafts drawn thereunder, (iii) all liabilities secured by an Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all contingent obligations (including, without limitation, all guarantees to third parties) of such Person.

“Intellectual Property” has the meaning given to such term in Section 10(a).

“Junli” has the meaning given to such term in the preamble.

“License” has the meaning given to such term in Recital 2.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Net Profit” means the positive result of the following calculus: the Company’s revenue minus the Company’s operating expenses (which, for the avoidance of doubt, include the license fees payable by the Company to EZT for the Company’s use of certain trademarks and software owned by EZT pursuant to a separate license agreement to be entered into between the Company and EZT), as calculated in accordance with the PRC GAAP.

“Party” or “Parties” has the meaning given to such term in the preamble.

“Person” means an individual, corporation, joint venture, partnership, enterprise, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity.

“PRC” or “China” has the meaning given to such term in the preamble.

“PRC GAAP” means the PRC Enterprise Accounting Systems.

“Quarterly Date” shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day following the date of this Agreement; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

“Representative” has the meaning given to such term in Section 10(b).

“RMB” means Renminbi, the lawful currency of China.

“Server” means EZT’s computer server (or a portion thereof) provided to the Company for the hosting of the Websites in connection with the provision of the Services by Suzhou EZT under this Agreement.

“Services” has the meaning given to such term in Section 2(a).

“Services Fee” has the meaning given to such term in Section 3(a).

“EZT” has the meaning given to such term in the preamble.

“Websites” has the meaning given to such term in Recital 2.

“US” means the United States of America.

2.

SERVICES

(a)

Exclusive Services Provider.  During the term of this Agreement, the Company hereby appoints EZT, and EZT hereby accepts the Company’s appointment, as the exclusive provider of certain technical and management consulting and other services required by the Company in the conduct of its Business, which services are more fully described in Section 2(b) below and include, among others, services relating to the maintenance and operation of the Websites (the “Services”), pursuant and subject to the terms and conditions of this Agreement.  During the term hereof, the Company shall not seek or accept identical or similar services from other providers without the prior written approval from EZT. For the avoidance of doubt, however, during the term hereof, EZT shall have the right to provide identical or similar services to third parties.

(b)

Scope of Services.

 To the extent permitted by the applicable PRC laws and regulations, the Services provided under this Agreement shall include, without limitation:

(i)

Management consultancy services in respect of the Business and the Websites, including, without limitation, advice and assistance relating to the content of the Websites, operation planning and implementation;

(ii)

Advice and assistance relating to the development of technology and provision of consultancy services, particularly as related to the Websites;

(iii)

Advice in relation to the staffing in respect of the operation of the Business, including advice on the recruitment, employment and selection of management personnel, administrative personnel and staff of the Company in respect of the Business;

(iv)

Training of management, staff, technical and administrative personnel of the Company in respect of the Business;

(v)

Maintenance and update of the Company’s computer hardware and database in respect of the Business and the Websites;

(vi)

Assistance in the collection and analysis of technical and business information about the Business and the operation of the Websites with a view to improving the Company’s operation performance and the quality of Services provided hereunder;

(vii)

Sharing of resources for, and assistance in the source for and manage existing and potential business partners for marketing of the Company’s products and services; and

(viii)

Such other advice and assistance as may be agreed upon by the Parties.

(c)

Server.  In connection with the provision of the Services, EZT at its sole discretion shall make available to the Company the Server and/or other equipment that may be necessary or appropriate in the conduct of the Business in connection with the provision of the Services.  For the avoidance of doubt, the Server (including the programs thereon supporting the Websites) and other equipment provided shall be the sole property of EZT and shall be maintained by EZT at its own expense.

(d)

Advances.  From time to time and at the request of the Company, EZT may in its sole discretion, in such a manner as permitted by applicable laws and regulations, (i) advance to the Company amounts (“Advances”) for the purpose of providing working capital to the Company, funding for the Company’s acquisition of operating assets, or for any other purposes as may be acceptable to EZT, (ii) at the Company’s reasonable request, provide guarantee for the Company’s performance of contracts, agreements or other obligations of the Company related to the Business, or (iii) at the Company’s reasonable request, provide guarantee to secure any working capital loan of the Company. Any EZT’s guarantee provided hereunder shall be secured by all of the Company’s accounts receivables and assets. The Company agrees to execute and deliver any and all documents and instruments and facilitate the registrations and filings with the relevant Governmental Authorities as necessary or appropriate to create and effectuate EZT’s security interest in the aforementioned collaterals.

3.

FEES

(a)

Fees.  In consideration of the Services provided by EZT hereunder and subject to the last sentence of this subsection (a), the Company shall pay to EZT during the term of this Agreement (i) a fee (the “Services Fee”) payable in RMB each calendar quarter, equal to 50% of the Net Profit of the Company relating to and derived from the Business for such quarter based on the quarterly financial statement provided under Section 5 below within 10 Business Days after receipt by EZT of the financial statements referenced above in accordance with subsection (c) hereof, and (ii) such other fees as EZT and the Company shall from time to time agree on an ad hoc basis. The Parties acknowledge and agreement no Service Fee shall be payable until and unless the Net Profit is first applied to reduce to zero any operating losses of the Company carried over from previous quarters.

(b)

Payment.  Any payment required to be made under this Section 3 shall be paid in RMB by wire transfer to the payee’s account as may be timely specified in writing from time to time by such payee.

(c)

No Set-off and Deduction.  Notwithstanding anything to the contrary herein, the Company shall not set off any amount it may claim is owed to it by EZT against any Services Fee payable by the Company to EZT unless the Company first obtains EZT’s written consent. All payments to be made by the Company hereunder shall be made free and clear of and without deduction for or on account of any tax, unless the Company is required by applicable PRC law to deduct or withhold applicable tax from such payments, in which case, the Company shall promptly provide EZT with official receipt of payment of such tax.

(d)

Late Payment.  Should the Company fail to pay to EZT all or any part of the Services Fee due in RMB under this Section 3 within the time limits stipulated herein, the Company shall pay to EZT interest in RMB in arrears on the amount overdue based on the 3-month RMB lending rate as of the relevant due date announced by the People’s Bank of China.

(e)

Audit and Inspections.  The Company will permit, from time to time during regular business hours as reasonably requested, EZT or its Representatives (including independent public accountants, which may be the Company’s independent public accountants), in respect of the Company’s operation of the Business, to (i) conduct periodic audits of books and records of the Company, (ii) examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer memories and disks) in the possession or under the control of the Company (iii) visit the offices and properties of the Company for the purpose of examining such materials described in clause (ii) above, and (iv) discuss the affairs, finances and accounts of the Company, and matters relating to the performance by the Company hereunder with any of the officers or employees of the Company having knowledge of such matters, all at such reasonable times and intervals and to such reasonable extent as EZT may request and all in respect of the Business, provided that all such audits and inquiries shall be conducted in such a manner as not to interfere with the Company’s normal operations.

4.

REPRESENTATIONS AND WARRANTIES; MUTUAL COVENANTS

(a)

Representations and Warranties of the Parties.  Each Party hereby represents, warrants and undertakes to the other Party that:

(i)

It is a limited liability company duly organized and validly existing under PRC laws and is qualified to do business and is in good standing in all jurisdictions in which the nature of the business currently conducted or proposed to be conducted by it or its ownership of property makes such qualification necessary.

(ii)

It has all requisite corporate and other power and authority to execute, deliver, and perform all of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

(iii)

It has all licenses, certificates, permits, authorizations, concessions, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities necessary to engage in the business conducted by it.

(iv)

This Agreement has been duly and validly authorized, executed and delivered by it and will constitute its valid and binding obligations enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and by general equity principles (regardless of whether considered in a proceeding in equity or at law), including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; and (2) concepts of materiality, reasonableness, good faith and fair dealing.

(b)

Certain Mutual Covenants.  The Parties covenant and agree with each other as follows:

(i)

To observe all relevant legal restrictions, including the preservation of the confidentiality of non-public information pursuant to Section 10 hereof.

(ii)

To execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated by this Agreement.

(iii)

To be responsible for its own costs (including direct travel expenses and legal fees) relating to the negotiation, preparation, execution and performance by it of this Agreement.

5.

AFFIRMATIVE COVENANTS OF THE COMPANY

The Company hereby covenants and agrees that, during the term of this Agreement, it will perform and observe the following covenants and provisions:

(a)

Monthly Reports.  Within ten (10) days of the end of each calendar month, furnish to EZT a final report of the Company on the financial position and results of operations of the Company in respect of the Business as at the end of such calendar month and for the elapsed portion of the relevant fiscal year, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, in each case prepared in accordance with the PRC GAAP, consistently applied.

(b)

Quarterly Reports. As soon as available and in any event within 45 days after each Quarterly Date, furnish to EZT an unaudited consolidated statements of income, retained earnings and changes in financial position of the Company in respect of the operation of the Business, for such quarterly period and for the period from the beginning of the relevant fiscal year to such Quarterly Date and the related consolidated balance sheets as at the end of such quarterly period, setting forth in each case actual versus budgeted comparisons and in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the finance manager of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company in respect of the Business in accordance with PRC general accepted accounting principles applied on a consistent basis as at the end of, and for, such period (subject to normal year-end audit adjustments and the preparation of notes for the audited financial statements).

(c)

Annual Audited Accounts.  Within 120 days after the end of each fiscal year, furnish to EZT the annual audited accounts of the Company in respect of the operation of the Business for that fiscal year (setting forth in each case in comparative form the corresponding figures for the preceding fiscal year), in each case prepared in accordance with, among others, the PRC GAAP, consistently applied.

(d)

Notice of Litigation.  Provide to EZT promptly, and in any event within 1 Business Day after an officer of the Company obtains knowledge thereof, notice of (i) any litigation, arbitration or mediation or governmental or regulatory proceeding pending against the Company which could materially adversely affect the business, operations, property, assets, financial condition or prospects of the Company in respect of the Business and (ii) any other event which is likely to materially adversely affect the business, operations, property, assets, financial condition or prospects of the Company.

(e)

Other Information.  Provide to EZT promptly such other financial information or documents as EZT may reasonably request from time to time.

(f)

Integrity of Financial Reporting and Controls.  Keep proper books of record and account in which full, true and correct entries in conformity with the PRC GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities in respect of the Business. The Parties acknowledge a shared objective of implementing over time without causing unreasonable burden and as far as practicable, as assisted and advised by EZT, US-style internal accounting controls, audit committee functions and management reporting responsibilities as will in EZT’s judgment be consistent with pertinent US legislation, particularly the Sarbanes-Oxley Act of 2002, which would be applicable were the Company to list its shares on the NYSE or in NASDAQ. Additionally, the Company agrees to, and Junli agrees to cause the Company to, comply with the US Foreign Corrupt Practices Act.

(g)

Business Operations.  To accept EZT’s guidance with respect to day-to-day operations of the Company and the appointment and dismissal of key employees of the Company.

(h)

Corporate Franchises.  Do or cause to be done, all things necessary or appropriate to preserve and keep in full force and effect its existence and its material rights, authorizations, concessions, approvals, franchises and licenses (including, without limitation, the Licenses).

(i)

Compliance with Statutes.  Comply with all applicable statutes, laws, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, in respect of the conduct of its Business, including without limitation maintenance of valid and proper government approvals and licenses necessary to operate the Websites (including, without limitation, each of the Licenses), except that such noncompliance would not, in the aggregate, have a material adverse effect on the Business, operations, property, assets, financial condition or prospects of the Company.

6.

NEGATIVE COVENANTS OF COMPANY

The Company hereby covenants and agrees that, during the term of this Agreement, without the prior written consent of EZT, it shall not:

(a)

Liens.  Create, incur or assume any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company whether now owned or hereafter acquired related to the Business, provided that the provisions of this Section 6(a) shall not prevent the creation, incurrence, assumption or existence of:

(i)

Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; and

(ii)

Liens in respect of property or assets of the Company imposed by law, which were incurred in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the Business of the Company; or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien.

(b)

Consolidation, Merger, Sale of Assets.  Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do at any future time any of the foregoing) all or any part of its property or assets related to the Business (including the Websites).

(c)

Business.  Engage (directly or indirectly) in any business other than those types of business prescribed within the business scope of the Company’s business license except with the prior written consent of EZT, or enter into any agreement with any third party which would negatively affect the exclusive cooperation arrangement contemplated by this Agreement.

(d)

Corporate Actions.  Amend its constitutive documents in any manner or take any corporate action (including but not limited to the declaration or payment of any distribution of profits or dividends) or perform any other act or enter into any transaction that would affect the assets, obligations, rights and operations of the Business or otherwise negatively affect the exclusive cooperation arrangement contemplated by this Agreement.

7.

COVENANTS AND GUARANTEE OF JUNLI

(a)

Covenants.  Junli hereby covenants and agrees that, during the term of the Agreement, it will perform and observe the following covenants and provisions:

(i)

It shall not, and shall cause any of their Representatives not to, take any action that interferes with, or has the effect of interfering with, the operation of the Business by the Company or that would affect the assets, obligations, rights and operations of the Business or otherwise negatively affect the exclusive cooperation arrangement between the Company and EZT contemplated by this Agreement, including any change of the business nature of the Company in a manner which directly or indirectly causes the loss of any License held by the Company or which constitutes a violation of applicable PRC laws and regulations;

(ii)

It shall use its best efforts to cooperate and assist the Company to maintain in effect all permits, licenses and other authorizations and approvals necessary or appropriate to the conduct of the Business of the Company; and

(iii)

It shall not sell or transfer any part of its equity interest in the Company (the “Interest”) without the prior unanimous written consent of the board of directors of the Company, it being understood and agreed that any transfer of Interest by Junli, if permitted, shall be of all, and not less than all, of its Interest to an Affiliate of Junli, provided that (i) Junli shall take all necessary actions to ensure compliance with the terms of this Agreement by any Affiliate that becomes a permitted transferee of the Interest and (ii) it shall be a condition precedent to any such transfer that the Affiliate enters into an agreement, reasonably satisfactory to EZT, whereby the Affiliate agrees to be bound by this Agreement as if it were Junli; and (iii) if such Affiliate ceases to be an Affiliate of Junli, then Junli shall procure that such Affiliate shall have transferred all its Interest in the Company back to Junli or to another Affiliate of Junli prior to the date of such cessation.

(b)

Guarantee.  Effective as the date hereof, Junli unconditionally and irrevocably guarantees as a continuing obligation the due and punctual payment of all amounts payable by the Company to EZT under this Agreement.

8.

TERM AND TERMINATION

(a)

Term.  This Agreement shall take effect on the date of execution of this Agreement and shall remain in full force and effect until the termination hereof pursuant to Section 8(b).

(b)

Termination.  This Agreement may be terminated:

(i)

by the Parties jointly if they consent in writing to terminate this Agreement;

(ii)

by either EZT or the Company giving notice to the other party if the other party has committed a material breach of this Agreement (including but not limited to the failure by the Company to pay the Services Fee) and failed to cure such breach within 30 days after notice thereof; provided, however, that if such breach is not reasonably susceptible of being cured, no cure period shall be applicable; if the breach is curable but not within 30 days, such 30-day period may be extended if cure is being diligently pursued for an additional period of time not to exceed 60 days;

(iii)

automatically if either of EZT and the Company becomes bankrupt or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on its business or becomes unable to pay its debts as they come due;

(iv)

by either of EZT and the Company giving notice to the other if the business license or any other license or approval material for the business operations of the Company (including but not limited to any License) is terminated, cancelled or revoked, provided that in the event of termination by the Company, it shall not be a defaulting party hereunder; or

(v)

by election of EZT with or without cause upon 30 days’ prior written notice to the Company.

(c)

Effect of Termination.  Any Party electing properly to terminate this Agreement pursuant to this Section 8 shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such right. The termination of this Agreement shall not affect the continuing liability of the Company or Junli (including the obligation to pay any Services Fee or indemnification payment) already accrued or due and payable to EZT.

Upon the termination of this Agreement, all amounts then due and unpaid to EZT by the Company hereunder, as well as all other amounts accrued but not yet payable to EZT by the Company, shall forthwith become due and payable by the Company to EZT.

(d)

Survival.  The rights and obligations under Sections 1, 3, 4, 7(b), 8, 9, 10, 11 and 14 shall survive the expiration or termination of this Agreement.

9.

INDEMNIFICATION

Each Party shall indemnify, defend and hold the other Party or Parties, as the case maybe, harmless from and against any loss, claim, damage, or liability (including legal and accounting fees and expenses) suffered or incurred by the other Party or Parties arising out of or resulting from such Party’s breach of any representation or warranty under this Agreement or such Party’s breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation under this Agreement.

10.

INTELLECTUAL PROPERTY; CONFIDENTIALITY; NONCOMPETITION

(a)

Intellectual Property.  Unless otherwise agreed to by the Parties in writing, EZT shall be the sole and exclusive owner of all rights, title and interests to any and all trademarks, trade names, service marks, copyrights, trade dress, logos, designs, assumed names, Chinese character equivalents for the aforesaid and other indications of origin, patents, inventions, creations, know-how, trade secrets, domain names and other intellectual properties (or intellectual property rights) (collectively, the “Intellectual Property”) used by EZT for the provision of the Services or arising from the performance of this Agreement, whether developed by EZT or the Company or Junli. Each of the Company and Junli recognizes EZT’s exclusive ownership of the Intellectual Property, and will not assert, or cause their respective Affiliates to assert, any right to or ownership interest in, nor file, or cause their respective Affiliates to file, any application for any right to or interest in the Intellectual Property.

(b)

Confidentiality.  The Parties acknowledge that they and their respective employees, nominees, advisor, agents or other representative (collectively, “Representatives”) will have access to and will be entrusted with detailed confidential information and trade secrets (“Confidential Information”) relating to the present and contemplated operations of the Company, Junli, EZT and its Affiliate (for purposes of this Section 9 only, the “Group”), the disclosure of any of which Confidential Information to competitors of the Group or to the general public would be highly detrimental to the best interests of the Group. The Parties acknowledge and agree that the right to maintain the confidentiality of such Confidential Information and the right to preserve the goodwill of the Group constitute proprietary rights which the Parties are entitled to protect. For purposes of this Agreement, “Confidential Information” includes the existence and any term of this Agreement, the negotiations leading up to this Agreement or the transactions or arrangements contemplated or referred to herein (including the fact that this Agreement has been entered into among the Parties) as well as any confidential information belonging to any other Party.

None of the Parties shall at any time disclose any Confidential Information to any Person or use the same for any purpose other than the purposes of Group, provided, however, that any Party may disclose any information which (i) such Party can demonstrate was already lawfully in its possession prior to the disclosure thereof, (ii) is generally known to the public and did not become so known through any violation of law, (iii) became known to the public through no fault of such Party, (iv) is later lawfully acquired by such Party without confidentiality restrictions from other sources, (v) is required to be disclosed by order of court or government authority with subpoena powers (provided, that such Party shall have provided the other Party or Parties with prior notice of such order and an opportunity to object or take other available action), (vi) is disclosed to an Affiliate which agrees to be bound by the terms of this Section 9(b) or (vii) is disclosed to such Party’s Representative on a need-to-know basis and that such Party has informed the recipient of the restrictions on disclosure contained in this Section 9(b) and that such Party will be responsible for any breach of the provisions of this Section 9(b) by or caused by, the recipient.

(c)

Announcements.  The Parties agree that no public announcement, circular or communication of any kind will be made or issued, in respect of the subject matter of this Agreement by the Parties except:

(i)

with the prior written consent of the other Parties which may not be unreasonably withheld or delayed; or

(ii)

if so required by law or regulation (including disclosure required under the applicable listing rules of any securities exchange on which any securities of an Affiliate of EZT may be listed), provided that the Party required to make or issue it has to the extent practicable first consulted and taken into account the reasonable requirements of the other Parties.

(d)

Noncompetition.  During the term of this Agreement and for a period of 12 months thereafter, without the prior written approval of EZT, the Company and Junli or any of its Affiliate,

(i)

will not directly or indirectly, including, either individually or in association with any other Person, or as principal, licensor, agent, representative, equity older, distributor, supplier, co-venturer or partner, engage in any business that is competitive with EZT or the Company anywhere in the world, including e-commerce travel related products and services. Each of the Company and Junli agrees that the restriction herein contained are reasonable with respect to its duration, geographical area and scope;

(ii)

subject to subsection (i) above, will not solicit in any manner any Person who is or has been a customer or client of EZT or the Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by EZT or the Company; and

(iii)

will not solicit or entice away, or endeavor to solicit or entice away, any employee or officer or other Representative of EZT or the Company.

11.

SETTLEMENT OF DISPUTES

This Agreement shall be governed by procedures other than litigation for settling all claims and disputes (a “Dispute”), under the method set forth in this Section 11.

(a)

If any Dispute arises out of or in connection with this Agreement or the performance, breach, termination or invalidity thereof, any Party shall be entitled to serve a notice of Dispute (a “Dispute Notice”) upon the other Parties. The Parties agree, following service of a Dispute Notice, to use their reasonable endeavors to negotiate in food faith to settle such Dispute.

(b)

If the Parties have not settled any such Dispute within 21 days of service of a Dispute Notice then the Dispute shall be settled by arbitration before China International Economic and Trade Arbitration Centre (“CIETAC”) in accordance with the Rules of CIETAC in force at the date of commencement of the arbitration.

(c)

In any arbitration pursuant to Section 11(b):

(i)

the place of arbitration shall be Shanghai, China;

(ii)

the language to be used in the arbitral proceedings shall be both English and Chinese languages;

(iii)

the appointing authority shall be CIETAC; and

(iv)

3 arbitrators shall be appointed to form an arbitration tribunal to resolve a dispute, one each by the claimant and the respondent, and one (the chairman of the arbitration tribunal) by the chairman of the appointing authority; where there are multiple parties (whether as claimant and/or as respondent), the multiple claimants shall jointly appoint 1 arbitrator and/or the multiple respondents shall jointly appoint 1 arbitrator.

(d)

When 3 arbitrators have been appointed in any arbitration pursuant to Section 11(c), the award shall be given by a majority decision. If there is no majority, the award shall be made by the chairman of the arbitral tribunal alone.

(e)

Any award given by an arbitral tribunal appointed pursuant to Section 11(c) shall be final and binding. By agreeing to arbitration, the Parties waive irrevocably their right to any form of appeal, review or recourse to any court or other judicial authority.  The losing Party shall be responsible for the fees of CIETAC, the fees of the arbitrators, fees and expenses of the arbitration proceedings and all costs and expenses in relation to the enforcement of any arbitral award, including reasonable attorneys’ fees and expenses.

12.

FORCE MAJEURE

The Party claiming Force Majeure shall notify the other Parties without delay. If any of the Parties is delayed in or prevented from performing its obligations under this Agreement by an event of Force Majeure, only within the scope of such delay or prevention, such Party shall not be responsible for any damage, increased costs or loss which the other Parties may sustain by reason of such a failure or delay of performance, and such failure or delay shall not be deemed a breach of this Agreement. The Party claiming Force Majeure shall take appropriate means to minimize or remove the effects of Force Majeure, and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, the Parties agree to resume performance of this Agreement with their best efforts.

13.

NO AGENCY

Nothing in this Agreement shall be construed to create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between the Parties.

14.

APPLICABLE LAW

The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

15.

NOTICES

Notices or other communications required to be given by any Party to another pursuant to this Agreement shall be in writing and delivered or sent by personal delivery, by facsimile, by registered mail or by internationally recognized courier, fees prepaid, to the fax number or address of the relevant Party set forth below or to such other address or fax number as may from time to time be designated by such Party to the other Parties.

If to EZT:

Address:

20/F, 200 Taicang Road

Luwan District

Shanghai 200020, China

Attn:

Mr. Eric Chui

Fax:

86-21 6336-7084

If to the Company:

Address:

15/F, 200 Taicang Road

Luwan District

Shanghai 200020, China

Attn:

Ms. Coco Hu

Fax:

86-21 6336-2955

If to Junli:

Address:

394-8 Yan’an Road West

Jing An District

Shanghai 200040, China

Attn:

Mr. Deng Ying

Fax:

86-21 6270-3706

Any such notice or communication shall be deemed to have been given if by personal delivery, upon receipt by the addressee; if by facsimile transmission, upon confirmation that the communication was successfully sent to the applicable number; if by registered mail, 7 Business Days after post; if by courier, 3 Business Days after delivery to such courier.

16.

SUCCESSORS; ASSIGNMENT

This Agreement binds and will benefit the Parties and their respective successors and permitted assigns. Neither the Company nor Junli may assign this Agreement to any third party without the prior written consent of EZT.  EZT may transfer all or any of its rights and obligations under this Agreement at any time to any Person at its sole discretion without the consent of the Company or Junli.

17.

SEVERABILITY

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. To the extent that any provision of this Agreement is deemed unenforceable in the PRC, the Parties shall use all commercially reasonable efforts to implement an alternative arrangement to effect the transactions as contemplated in this Agreement to the fullest extent possible.

18.

ENTIRE AGREEMENT; AMENDMENT AND SUPPLEMENT

This Agreement, together with any schedules and exhibits (if any) attached hereto, constitutes the entire agreement and understanding of the Parties with respect to the subject hereof, and supersedes all prior oral or written agreements, contracts, understandings and communications of the Parties in respect of the subject matter of this Agreement. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless set forth in writing and duly signed by the Party against whom enforcement of such amendment, modification or waiver is sought.  No delay or failure on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, be construed as a waiver of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

19.

HEADINGS

The headings in this Agreement are inserted for the convenience of reference only and shall not be taken into consideration in the interpretation or construction of this Agreement.

20.

UNDERTAKINGS

Each of the Company and Junli acknowledges that it fully understands all of the terms and conditions of this Agreement and hereby undertakes that it shall always act in good faith and, notwithstanding anything herein to the contrary, it shall not challenge, or permit any challenge against, or otherwise do anything to cast any doubt on the validity, effectiveness or enforceability of any of the terms of this Agreement, the failure of which shall constitute a material breach of this Agreement by Junli and the Company who shall be jointly and severally liable for such breach and all of the losses, damages, claims, actions, charges, penalties, fines, fees and expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by EZT in connection therewith.

21.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

[Signatures appearing on the following page]

IN WITNESS HEREOF, the Parties have caused their authorized representatives to execute this Agreement on the date first above written.

EZT:		Company:

SUZHOU EZTRIPMART BUSINESS SERVICES CO., LTD.		SHANGHAI EZTRIPMART TRAVEL AGENCY CO., LTD.

By:	/s/ Shu Keung Chui	By:	/s/ Deng Ying
Name:	Shu Keung Chui	Name:	Deng Ying
	Legal Representative		Legal Representative
	(Company Seal)		(Company Seal)

Junli:

SHANGHAI JUNLI AIR SERVICE CO., LTD.

		By:	/s/ Deng Ying
		Name:	Deng Ying
Legal Representative
(Company Seal)